                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement on Form S-4 (Registration No. 333-20619).


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP




New York, New York
March 11, 1997